Exhibit 10.7b

AMENDMENT NO.1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment”) to the Employment Agreement by and between Green Plains Renewable Energy, Inc. and Todd Becker (“Agreement”) is made and entered into this ___ day of December, 2009.  All terms not defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the Agreement provides for certain company paid benefits that the parties intended to be grossed up for any applicable taxes payable thereon.

NOW THEREFORE, the parties agree to the following amendment to clarify the intent of the parties.

1.

 There shall be added to the end of Section 4.4 the following sentence:

“The Company shall pay to the Executive an additional amount (the “Fringe Benefit Gross-Up Payment”) so that net effect of any deduction of any U.S. federal, state and local income or payroll tax on any taxable fringe benefits awarded in accordance with this Section 4.4 shall not result in any reduction in the overall compensation of Executive.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:

____________________________________

Name:

____________________________________

Title:

____________________________________

EXECUTIVE

_____________________________

Todd Becker